                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

      13% Series A First Mortgage Note due 2004 With Contingent Interest

No. 1                                                             $75,000,000.00

                      ISLE OF CAPRI BLACK HAWK L.L.C. AND
                    ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

promise to pay to           CEDE & CO.
or registered assigns,
the principal sum of        SEVENTY FIVE MILLION*******************************
Dollars on August 31, 2004.
Interest Payment Dates:  February 28 and August 31
Record Dates:  February 15 and August 15

                                   Dated:  August 20, 1997

                                   ISLE OF CAPRI BLACK HAWK L.L.C.

                                   By: /s/ Allan B. Solomon
                                       -----------------------------
                                   Name:  Allan B. Solomon
                                   Title: Executive Vice President,
                                          General Counsel and Secretary


                                   ISLE OF CAPRI BLACK HAWK CAPITAL CORP.


                                   By: /s/ Allan B. Solomon
                                       -----------------------------
                                   Name:  Allan B. Solomon
                                   Title: Executive Vice President,
                                          General Counsel and Secretary

This is one of the Global
Notes referred to in the
within-mentioned Indenture:
IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By: /s/William T. Lynch
    ---------------------------
    WILLIAM T. LYNCH
    VICE PRESIDENT

      13% Series A First Mortgage Note due 2004 With Contingent Interest

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATIONS UNDER THE SECURITIES ACT, (E) TO AN INSTI-

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     TUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE."

     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Isle of Capri Black Hawk L.L.C., a Colorado limited liability company (the "Company"), and Isle of Capri Black Hawk Capital Corp., a Colorado corporation ("Capital" and, together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at 13% per annum from August 20, 1997 until maturity ("Fixed Interest") and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Notes will mature on August 31, 2004. The Issuers will pay Fixed Interest and Liquidated Damages, if any, semi-annually on February 28 and August 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record at the close of business on the immediately preceding February 15 and August 15. Fixed Interest on the Notes will accrue from the most recent date to which Fixed Interest has been paid or, if no Fixed Interest has been paid, from the date of issuance. Fixed Interest will be computed on the basis of a 360-day year of twelve 30-day months. In addition, the Notes will bear Contingent Interest, calculated as described below, from the date on which Isle-Black Hawk becomes Operating to the date of payment of the Notes. Installments of accrued or deferred Contingent Interest will become due and payable semi-annually on each February 28 and August 31 after the date on which the Isle-Black Hawk becomes Operating to the Holders of record at the close of business on the preceding February 15 or August 15; unless all or a portion of such installment of Contingent Interest is permitted to be deferred on such date; and provided, that no Contingent Interest is payable with respect to any period prior to the date on which the Isle-Black Hawk becomes Operating. Additionally, all installments of accrued or deferred Contingent Interest will become due and payable (and may not be further deferred) with respect to any principal amount of the Notes that matures (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligations or otherwise) upon such maturity of such principal amount of the Notes.

          The Company, at its option, may defer payment of all or a portion of any installment of Contingent Interest then otherwise due if, and only to the extent that, (i) the payment of such portion of Contingent Interest will cause the Company's Adjusted Fixed Charge Coverage Ratio for the Company's most recently completed Semiannual Period prior to such interest payment date to be less than 1.5 to 1.0 on a pro forma basis after giving effect to the assumed payment of such Contingent Interest (but may not defer such portion, which, if paid, would not cause such Adjusted Fixed Charge Coverage Ratio to be less than
1.5 to 1.0) and (ii) the principal amount of this Note corresponding to such Contingent Interest has not then matured and become due and payable (at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). The aggregate amount of Contingent Interest payable in a Semiannual Period will be reduced pro rata for reductions in the outstanding principal amount of the Notes prior to the close of business on the record date immediately preceding such payment of Contingent Interest. Contingent Interest that is deferred shall become due and payable, in whole or in part, on the earlier of (i) the next succeeding interest payment date on which all or a portion of such Contingent Interest is not permitted to be deferred, and (ii) upon the maturity of the corresponding principal amount of the Notes (whether at stated maturity, upon acceleration, upon redemption, upon maturity of repurchase obligation or otherwise). No interest will accrue on any Contingent Interest deferred and which does not become due and payable. To the extent permitted by law, interest will accrue on overdue Fixed Interest or Contingent Interest at the same rate as the Fixed Interest plus 1% per annum.

          Each installment of Contingent Interest accrues from (i) the end of the most recent Semiannual Period for which Contingent Interest has been paid or provided for or through which Contingent Interest has been calculated and deferred (or from and including the date on which the Isle-Black Hawk becomes Operating if no installment of Contingent Interest has been paid, provided for or deferred) to, and including, (ii) either (A) the last day of the Semiannual Period immediately following that referred to in clause (i) above if the corresponding principal amount of the Notes has not become due and payable or
(B) the date of payment if the corresponding principal amount of the Notes has become due and payable (whether at stated maturity or upon acceleration, redemption or maturity of repurchase obligation or otherwise) (an "Accrual Period") . With respect to each Accrual Period, Contingent Interest will accrue daily on the principal amount of each Note outstanding during such period as follows: (1) for any portion of an Accrual Period which consists of all or part of a Semiannual Period that ends during such Accrual Period, 1/180th of the Contingent Interest with respect to such principal amount for such Semiannual Period until fully accrued and (2) for any other portion of an Accrual Period, 1/180th of the Contingent Interest with respect to such principal amount for the Semiannual Period that began and last ended after the date on which the Isle-Black Hawk becomes Operating.

     2. METHOD OF PAYMENT. The Issuers will pay interest (including Contingent Interest, if any, then due) on the Notes (except defaulted interest) and Liquidated Damages, if any, to Holders of record at the close of business on the February 15 or August 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, interest (including Contingent Interest, if any) and Liquidated Damages, if any, at the office or agency of

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the Issuers maintained for such purpose within or without the city and state of
New York, or, at the option of the Issuers, payment of interest (including Contingent Interest, if any) and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (including Contingent Interest, if any), premium and Liquidated Damages, if any, on all Notes, the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts .

     3. PAYING AGENT AND REGISTRAR. Initially, IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

     4. INDENTURE AND COLLATERAL DOCUMENTS. The Issuers issued the Notes under an Indenture dated as of August 20, 1997 (the "Indenture") among the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are secured obligations of the Issuers limited to $75.0 million in aggregate principal amount. The Notes are secured pursuant to the Collateral Documents referred to in the Indenture by a first lien on the Note Collateral owned by the Issuers, whether now owned or hereafter acquired, subject to Permitted Liens.

     5.   OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to August 31, 2001. Thereafter, the Issuers shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 31 of the years indicated below:

          YEAR                            PERCENTAGE
          ----                            ----------
          2001.............................106.500%
          2002.............................103.250%
          2003.............................100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to August 31, 2000, the Issuers may redeem up to 35% in aggregate principal amount of Notes at a redemption price of 113% of the principal amount thereof, plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the redemption date with the net cash proceeds of an offering of Common Stock of the Company; provided that at least $48.75 million in aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and provided further, that such redemption occurs within 45 days of the date of the closing of such public offering.

     (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, if any Gaming Authority requires that a Holder or beneficial owner of the Notes must be licensed, qualified or found suitable under any applicable gaming law and such Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or beneficial owner is notified by such Gaming Authority that such Holder or beneficial owner will not be so licensed, qualified or found suitable, the Issuers shall have the right, at their option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of (x) the termination of the period described above for such Holder or beneficial owner to apply for a license, qualification or finding of suitability or (y) receipt of the notice from such Gaming Authority that such Holder or beneficial owner will not be licensed, qualified or found suitable by such Gaming Authority, or (ii) to redeem the Notes of such Holder or beneficial owner at a redemption price equal to the lesser of the principal amount thereof or the price at which such Holder or beneficial owner acquired such Notes, together with, in either case, accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the earlier of the date of redemption or such earlier date as may be required by such Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption. In connection with any such redemption, and except as otherwise may be required by a Gaming Authority, the Company shall comply with the procedures contained in Section 3.1 through 3.6 of the Indenture for redemption of the Notes. Immediately upon a determination by any Gaming Authority that a Holder or beneficial owner of Notes will not be licensed, qualified or found suitable by such Gaming Authority, such Holder or beneficial owner shall have no further rights with respect to the Notes (i) to exercise, directly or indirectly, through any trustee, nominee or any other Person or entity, any right conferred by the Notes or (ii) to receive any interest (including Contingent Interest, if any) or any other distribution or payment with respect to the Notes, or any remuneration in any form from the Issuers for services rendered or otherwise, except the redemption price of the Notes. The Issuers shall not be required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expense will, therefore, be the obligation of such Holder or beneficial owner.

     6.   MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     7.   REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Issuers shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Subsidiary consummates any Asset Sales or has an Event of Loss, at any time that the aggregate amount of Excess Proceeds, in the case of an Asset Sale, exceed $5.0 million, or, in the case of an Event of Loss, exceed $10.0 million, the Company shall commence an offer to all Holders (as "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds or the Excess Loss Proceeds, as the case may be, the Company (or such Subsidiary) may, subject to the provision of the Indenture and the Collateral Documents use any remaining Excess Proceeds or the Excess Loss Proceeds, as the case may be, for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of excess proceeds shall be reset at zero.

     (c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, within 120 days after each Operating Year of the Company, beginning with the first Operating Year after the Isle-Black Hawk becomes Operating, the Issuers shall make an offer to all Holders (an "Excess Cash Flow Offer") to purchase the maximum principal amount of Notes that is an integral multiple of $1,000 that may be purchased with 50% of the Company's Excess Cash Flow in respect of the Operating Year then ended (the "Excess Cash Flow Offer Amount"), at a purchase price equal to 101% of the principal amount of Notes to be purchased, plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, to the date fixed for the closing of such Excess Cash Flow Offer (the "Excess Cash Flow Purchase Price"), in accordance with the procedures contained in Sections 3.1 through 3.6 of the Indenture for redemption of the Notes. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount with respect thereto, the Trustee shall select the Notes to be repurchased on a pro rata basis. To the extent that the aggregate principal amount of Notes tendered pursuant to any Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount with respect thereto, the Company may, subject to the other provisions of the Indenture, use any remaining Excess Cash Flow for general corporate purposes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Contingent Interest, if any) ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture or the Collateral Documents of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Contingent Interest, if any, then due) on, or Liquidated Damages, if any, with respect to, the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes, (iii) failure by the Issuers to comply with Sections 3.10, 4.7, 4.9, 4.10, 4.15, 4.22, 4.28, 4.30, 4.31 or 5.1 of the Indenture; (iv) the Issuers
fail for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Issuers which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the applicable grace period or (b) results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged or unstayed for a period of 60 days; (vii) the Issuers breach any material representation or warranty set forth in the Collateral Documents, default in the performance of any covenants in the Collateral Documents or repudiate their obligations under the Collateral Documents; (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of their Subsidiaries; (ix) the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at any Gaming Facility; (x) a default by Casino America in the performance of its obligations set forth in the Completion Capital Commitment or repudiation of its obligations under the Completion Capital Commitment; or (xi) subject to certain limitations, the failure of the Isle-Black Hawk to be Operating by the Operating Deadline or to remain Operating thereafter. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or premium, if any, or interest (including Contingent Interest, if any, then due)) if a committee of the Trustee's Responsible Officers in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest (including Contingent Interest, if any, then due) on, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, stockholder or member of the Issuers, Subsidiary or Affiliate as such, shall not have any liability for any obligations of the Issuers under the Notes, the Indenture or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 20, 1997, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Isle of Capri Black Hawk L.L.C.
          Isle of Capri Black Hawk Capital Corp.
          c/o Casino America, Manager
          711 Washington Loop
          Biloxi, Mississippi  39530
          Attention:  Corporate Secretary

                                ASSIGNMENT FORM

     To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ______________________


                                           Your Signature:______________________
                                           (Sign exactly as your name appears
                                           on the face of this Note)

Signature Guarantee.

                      OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.10, 4.15, 4.30 or 4.31 of the Indenture, check the box below:

[_]  Section 4.10   [_] Section 4.15   [_] Section 4.30    [_] Section 4.31

     If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10, 4.15, 4.30 or 4.31 of the Indenture, state the amount you elect to have purchased: $___________

Date:______________            Your Signature: ____________________________
                               (Sign exactly as your name appears on the Note)

                               Tax Identification No.: _______________________

Signature Guarantee.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE

     The following exchanges of a part of this Global Note for Definitive Notes have been made:

                      Amount of       Amount of increase     Principal Amount         Signature of
                     decrease in              in           of this Global Note     authorized officer
                   Principal Amount    Principal Amount      following such                of
                          of                  of                 decrease            Trustee or Note
Date of Exchange   this Global Note   this Global Note        (or increase)            Custodian
----------------   ----------------   ------------------   --------------------    ------------------